UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2018

ANDINA ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37628	47-5245051
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

250 West 57th Street, Suite 2223

New York, NY 10107

(Address of Principal Executive Offices) (Zip Code)

(646) 565-3861

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 15, 2018, Andina Acquisition Corp. II (the “Andina”) held an extraordinary general meeting of its shareholders (the “Meeting”). At the Meeting, Andina’s shareholders considered the following proposals:

1. Proposals to approve the following:

(i) The merger of Andina with and into Andina II Holdco Corp. (“Holdco”), with Holdco surviving and becoming a new public company. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain	Broker Non-Votes
2,635,385	29,844	0	0

(ii) The subsequent merger of Andina II Merger Sub Inc. with and into Lazy Days’ R.V. Center, Inc. (“Lazydays”), with Lazydays surviving and becoming a direct wholly owned subsidiary of Holdco. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s shareholders:

For	Against	Abstain	Broker Non-Votes
2,635,385	29,844	0	0

In connection with these proposals, the holders of 1,096,880 ordinary shares of Andina properly exercised their right to convert their shares into cash at a conversion price of $10.30 per share, for an aggregate conversion amount of $11,297,864.

2. A proposal to elect seven directors who, upon the consummation of the mergers, will be the directors of Holdco, in the classes set forth below. The following is a tabulation of the votes with respect to each director elected at the Meeting:

Director	For	Withheld
Class A
Jordan Gnat	2,664,844	385
Class B
Bryan Rich, Jr.	2,664,844	385
Jerry Comstock	2,664,844	385
B. Luke Weil	2,664,844	385
Class C
William Murnane	2,636,344	28,885
Christopher S. Shackelton	2,636,344	28,885
Jim Fredlake	2,636,344	28,885

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3. Proposals to approve following material differences between the constitutional documents of Holdco that will be in effect upon the closing of the transactions and Andin’a current amended and restated memorandum and articles of association:

(i) The name of the new public entity will be “Lazydays Holdings, Inc.” as opposed to “Andina Acquisition Corp. II”. The following is a tabulation of the votes with respect to this proposal, which was approved by Andina’s shareholders:

For	Against	Abstain	Broker Non-Votes
2,665,148	0	81	0

(ii) Holdco will have 100,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock, as opposed to Andina having 100,000,000 authorized ordinary shares and 1,000,000 authorized preferred shares. The following is a tabulation of the votes with respect to this proposal, which was approved by Andina’s shareholders:

For	Against	Abstain	Broker Non-Votes
2,663,248	1,600	381	0

(iii) Holdco’s corporate existence will be perpetual as opposed to Andina’s corporate existence terminating if a business combination is not consummated by Andina within a specified period of time. The following is a tabulation of the votes with respect to this proposal, which was approved by Andina’s shareholders:

For	Against	Abstain	Broker Non-Votes
2,664,848	300	81	0

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(iv) Holdco’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that Andina’s amended and restated memorandum and articles of association contains. The following is a tabulation of the votes with respect to this proposal, which was approved by Andina’s shareholders:

For	Against	Abstain	Broker Non-Votes
2,665,148	0	81	0

4. A proposal to approve the Holdco 2018 Long-Term Incentive Equity Plan. The following is a tabulation of the votes with respect to this proposal, which was approved by Andina’s shareholders:

For	Against	Abstain	Broker Non-Votes
2,630,285	5,863	29,081	0

5. A proposal to approve the sale of convertible preferred stock, common stock, and warrants of Holdco for an aggregate purchase price of $94.8 million in private placements which will close simultaneously with the consummation of the mergers. The following is a tabulation of the votes with respect to this proposal, which was approved by Andina’s shareholders:

For	Against	Abstain	Broker Non-Votes
2,663,646	500	1,083	0

Because the proposals to adopt the mergers were approved, the proposal to adjourn the Meeting to a later date or dates, if necessary, was not presented at the Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2018
ANDINA ACQUISITION CORP. II

	By:	/s/ Julio A. Torres
	Name:	Julio A. Torres
	Title:	Chief Executive Officer

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